Exhibit 10.9
CirTran Corporation
Form 10-KSB

                        November 3, 2000



Future Electronics Corporation
41 Main Street
Bolton, Massachusetts 01740

     Re:  Settlement Agreement and Release of All Claims between
          Cirtran Corporation (formerly known as Circuit
          Technology, Inc.), Iehab Hawatmeh, and Future
          Electronics Corporation (the "Agreement")

Gentlemen:

     As a director, officer and major holder of shares of the common stock (the "Common Stock") of Cirtran Corporation, formerly known as Circuit Technology, Inc. ("Cirtran"), the undersigned has been informed that Future Electronics Corporation ("Future") has agreed to settle and compromise its claims against Circuit Technology Inc. and Iehab Hawatmeh ("Hawatmeh") on the terms set forth in the Agreement. It is understood by the undersigned that Future will not enter into the Agreement unless the undersigned agrees not to sell any shares of Common Stock owned by the undersigned (the "Shares") to the public, utilizing the exchange or market on which the Cirtran's stock is then listed or trading, until June 27, 2002 (the "Lockup Expiration") unless your consent is received by the undersigned.

     Accordingly, the undersigned agrees that, until the Lockup Expiration, the undersigned will not sell or transfer title or any right that he has in the Shares to any person, in any matter, publically, privately or otherwise. Notwithstanding the foregoing, the undersigned shall be permitted to (i) pledge all or a portion of the Shares as security for any debt of the undersigned or of Cirtran, (ii) transfer all or a portion of the Shares to a trust or other type of legal entity for the benefit of the undersigned or any relative of the undersigned, and (iii) exchange or transfer the Shares in connection with any reorganization, recapitalization, acquisition, merger or other exchange or transfer relating to a change in the ownership or capital structure of Cirtran.

                              Sincerely,

                              /s/ Iehab Hawatmeh

                              Iehab Hawatmeh

                               E-38
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